UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC. (a Minnesota corporation) 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	41-0448030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On February 22, 2017, the Board of Directors of Xcel Energy Inc. (the Company) elected Daniel Yohannes to the Board of Directors, effective March 1, 2017, for a term expiring at the Company’s 2017 annual meeting of shareholders. The Board has not made a determination regarding any committee assignments for Mr. Yohannes. Mr. Yohannes will receive compensation for his Board service consistent with the compensation received by the Company’s other non-employee directors, as disclosed in the Company’s Schedule 14A, Definitive Proxy Statement filed on April 4, 2016 (file no. 001-03034), prorated from the commencement of his service on the Board to the date of the 2017 annual shareholders meeting.

A copy of the News Release announcing this change to the Board of Directors is attached hereto as Exhibit 99.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.01	Press Release dated February 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2017	Xcel Energy Inc. (a Minnesota corporation)

By:
/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services

Exhibit Index

Exhibit	Description
99.01	Press Release dated February 22, 2017.